Exhibit 99.1

Dell Technologies Announces Early Results for Cash Tender Offers for Certain Outstanding Debt Securities

ROUND ROCK, TX, June 29, 2023 – Dell Technologies Inc. (“Dell Technologies”) (NYSE:DELL) today announced that, in connection with the previously announced cash tender offers (collectively, the “Offers”) by Dell Inc., its wholly-owned subsidiary (“Dell”), for up to $1.0 billion aggregate principal amount (the “Aggregate Tender Cap”) of the debt securities listed in the table below (collectively, the “Securities” and each referred to as a “series” of Securities) from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”), $2,089,943,000 in aggregate principal amount of the 6.020% Senior Notes due 2026 was validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 29, 2023 (the “Early Tender Deadline”), in the aggregate amounts as shown in the table below. The Offers and order of priority (the “Acceptance Priority Levels”) set forth in the table below are as described in the Offer to Purchase dated June 15, 2023, as amended or supplemented (the “Offer to Purchase”). The determination of the Total Consideration (as defined in the Offer to Purchase) will occur at 10:00 a.m., New York City time, on June 30, 2023. The early settlement date is expected to occur on July 5, 2023.

Although the Offers are scheduled to expire at 5:00 p.m., New York City time, on July 17, 2023, because the aggregate principal amount of all Securities validly tendered and not validly withdrawn by the Early Tender Deadline exceeds the Aggregate Tender Cap, Dell does not expect to accept for purchase any tenders of Securities after the Early Tender Deadline. Any Securities tendered after the Early Tender Deadline will be promptly credited to the account of the Holder of such Securities maintained at The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

The terms and conditions of the Offers are described in the Offer to Purchase and remain unchanged except as amended hereby.

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	Issuer(s)	CUSIP Numbers	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Offers	Aggregate Principal Amount Tendered at the Early Tender Deadline
6.020% Senior Notes due 2026	Dell International L.L.C. and EMC Corporation	24703TAD8 144A: 25272KAK9 Reg S: U2526DAD1	1	$4,500,000,000	$2,089,943,000
4.900% Senior Notes due 2026	Dell International L.L.C. and EMC Corporation	24703TAE6 144A: 24703DAZ4 Reg S: U24724AK9	2	$1,750,000,000	N/A	(1)
4.000% Senior Notes due 2024	Dell International L.L.C. and EMC Corporation	24703TAB2 144A: 24703DAY7 Reg S: U24724AJ2	3	$1,000,000,000	N/A	(1)
5.850% Senior Notes due 2025	Dell International L.L.C. and EMC Corporation	24703TAC0 144A: 24703DBB6 Reg S: U24724AM5	4	$1,000,000,000	N/A	(1)
6.100% Senior Notes due 2027	Dell International L.L.C. and EMC Corporation	24703TAF3 144A: 24703DBC4 Reg S: U24724AN3	5	$500,000,000	N/A	(1)

(1)

The aggregate principal amount of all Securities validly tendered and not validly withdrawn by the Early Tender Deadline exceeds the Aggregate Tender Cap. Therefore, Dell does not expect to accept for purchase any tenders of Securities at Acceptance Priority Levels 2 through 5.

Holders of Securities validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase by Dell will be eligible to receive the Total Consideration, which includes an early tender premium of $50.00 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders. All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date.

In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on June 29, 2023 (the “Withdrawal Deadline”). As a result, tendered Securities may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Dell).

Dell reserves the absolute right, but is not obligated, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase, decrease or eliminate the Aggregate Tender Cap without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as the dealer managers for the Offers (together, the “Dealer Managers”). The information agent and tender agent for the Offers is Global Bondholder Services Corporation (the “Tender Agent”). Copies of the Offer to Purchase and related offer materials are available by contacting the Tender Agent by telephone at (855) 654-2015 (toll-free) or (212) 430–3774 (banks and brokers), by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to the Liability Management Groups of Barclays Capital Inc. at +1 (800) 438-3242 (toll-free), Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll-free) or J.P. Morgan Securities LLC, at +1 (866) 834-4666 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Dell, its affiliates, and their respective board of directors, the Dealer Managers, the information and tender agent or the trustee for any series of Securities is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers, and neither Dell nor any other person has authorized any person to make any such recommendation.

Contacts:	Investor Relations:
investor_relations@dell.com
Media Relations:
Media.Relations@Dell.com

About Dell Technologies

Dell Technologies (NYSE:DELL) helps organizations and individuals build their digital future and transform how they work, live and play. The company provides customers with the industry’s broadest and most innovative technology and services portfolio for the data era.

Special Note on Forward-Looking Statements:

Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: adverse global economic conditions and instability in financial markets; competitive pressures; Dell Technologies’ reliance on third-party suppliers for products and components, including reliance on single-source or limited-source suppliers; Dell Technologies’ ability to achieve favorable pricing from its vendors; Dell Technologies’ ability to achieve the intended benefits of its continuing strategic relationship with VMware, Inc.; Dell Technologies’ execution of its strategy; Dell Technologies’ ability to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to deliver high-quality products, software, and services; cyber attacks or other data security incidents; Dell Technologies’ ability to successfully execute on strategic initiatives including acquisitions, divestitures or cost savings measures; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, services, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; material impairment of the value of goodwill or intangible assets; weak economic conditions and the effect of additional regulation on Dell Technologies’ financial services activities; counterparty default risks; the loss by Dell Technologies of any contracts for ISG services and solutions and its ability to perform such contracts at their estimated costs; loss by Dell Technologies of government contracts; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; disruptions in Dell Technologies’ infrastructure; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; expectations relating to environmental, social and governance (ESG) considerations; compliance requirements of changing environmental and safety laws, human rights laws, or other laws; the effect of armed hostilities, terrorism, natural disasters, or public health issues; the effect of global climate change and legal, regulatory, or market measures to address climate change; Dell Technologies’ dependence on the services of Michael Dell and key employees; Dell Technologies’ level of indebtedness; and business and financial factors and legal restrictions affecting continuation of Dell Technologies’ quarterly cash dividend policy and dividend rate.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended February 3, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.